Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-139127, 333-152951, 333-168787 and 333-184823) of Willdan Group, Inc. of our reports dated May 3, 2013, May 9, 2014, November 26, 2014 and January 5, 2015 relating to the consolidated financial statements of 360 Energy Engineers, LLC.

/s/ Christopher Kohart
Christopher Kohart, Certified Public Accountant

Lawrence, Kansas
September 23, 2015

901 Kentucky • Suite 301 • Lawrence, Kansas 66044 • Phone: 785.856.2882 • Fax: 785.856.2284 • www.kohartaccounting.com